Exhibit 10.21

NON-COMPETITION AGREEMENT

and

RELEASE AND WAIVER OF CLAIMS

THIS IS A NON-COMPETITION AGREEMENT and RELEASE AND WAIVER OF CLAIMS (hereinafter referred to as “Agreement”) made this 26th day of August 2011, by and between CDI Corporation (hereinafter referred to as “Company”) and Mark A. Kerschner (hereinafter referred to as “Employee”) which is entered into in connection with the termination of Employee’s role as Chief Financial Officer as of August 30, 2011 and Employee’s employment with Company as of September 30, 2011 (“Termination Date”).

1. Consideration.

(a)	As consideration for Employee’s continued employment through September 30, 2011, Company agrees to pay Employee the amount set forth in paragraph 2, below.

(b)	As consideration for Employee’ non-competition and release undertakings and his other undertakings set forth herein and pursuant to the terms of the Company’s Executive Severance Arrangement, Company agrees to pay Employee twenty six bi-weekly payments of $12,884.62 each beginning October 1, 2011. Such bi-weekly payments will be made in conjunction with Company’s regular pay cycle and for any bi-weekly period in which Employee is not required to be paid pursuant to the foregoing for two full weeks (i.e., the first and last pay cycle of this period), his bi-weekly payment may be prorated accordingly so that the total payments over the twelve month period are equal to $335,000.

(c)

Beginning on the first of the month following the Termination Date and continuing for twelve months, Company agrees to provide Employee with an additional monthly severance payment which, after tax, is equal to the portion of the premium for Health Benefits coverage for Employee and Employee’s current eligible dependents that the Company was paying immediately prior to the Termination Date plus the amount the Company has paid into Employee’s Health Savings Account on a monthly basis while Employee was employed by the Company, so long as Employee continues to pay the regular employee share of such premium. This payment will be contingent upon Employee electing the COBRA coverage. Except as provided herein, nothing in this Section shall be deemed to require the

BDS	MAK
Company	Employee

Company to reimburse Employee for any deductibles, co-pays or other similar type payments incurred by Employee relating to the Health Benefits. Following the twelve month period after the Termination Date, Employee shall be responsible for the full COBRA cost of the group health plan benefits for himself and his eligible dependents through the remainder of his COBRA eligibility period.

(d)	Continue Employee’s Basic Life Insurance coverage through the earlier of the twelve month anniversary of the Termination Date or the date on which Employee secures new employment.

(e)	Pay for or reimburse Employee for outplacement services at a cost not to exceed $15,000 that have been incurred prior to the earlier of the twelve month anniversary of the Termination Date or the date on which Employee secures new employment;

(f)	Should Employee secure another employment position, the Company shall have the right to cease, in its sole discretion, any additional severance payments, outplacement service fees, Health Benefits and any Company payments for Health Benefits and COBRA continuation or life insurance benefits for the period following Employee’s attainment of other employment.

(g)	Employee will be able to exercise stock options and stock-settled appreciation rights that are vested as of the Termination Date for two months following the Termination Date. No accelerated vesting of equity grants will occur and equity grants will not vest during the six-month exercise period.

Company’s obligations under this Section 1 are contingent upon (i) Employee’ execution of this Agreement and compliance with the terms of this Agreement, (ii) the seven (7) day revocation period provided in Section 8, below, having expired and (iii) Employee having not exercised that right of revocation.

2. Employee agrees to continue to perform services as an employee to the Company through September 30, 2011. Employee will perform such services as reasonably requested by the Chief Executive Officer and Chief Financial Officer. Employee will provide such services to the Company on a reasonably satisfactory basis and will be compensated at his current salary and benefits.

3. From the date hereof through the twelve month period following his Termination Date, Employee agrees that he will not:

BDS	MAK
Company	Employee

(a)	Directly or indirectly hire or cause to be hired, or solicit, interfere with or attempt to entice away from Company, any individual who was an employee of Company during Employee’s employment and was an employee of Company within twelve months prior to the date of such hire;

(b)	Directly or indirectly, contact, solicit, interfere with or attempt to entice away from Company any customer of Company which was a customer prior to the Termination Date, on behalf of a business which competes with Company;

(c)	Own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected directly or indirectly, as proprietor, partner, shareholder (other than ownership of not more than two percent of a company’s outstanding capital stock), director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity similar to the capacity in which he was engaged by the Company with any Competing Business. Competing Business is any business or enterprise which that (1) provides candidates or personnel to customers on a direct, contract or temporary basis; which provides technology and/or administration to assist in the coordination of such services provided by multiple vendors; which provides services related to either of the foregoing; or (2) which provides a service similar to the services provided by the Engineering Solutions and IT Solutions businesses of the Company. Competing Business does not include any business or service in which CDI did not engage during Employee’s employment with the Company. This provision, Section 3 (c) shall apply throughout the United States and in any geographical market that the Company was conducting business prior to the Termination Date.

(d)

Employee acknowledges that the restrictions contained in this Section 3 are reasonably designed to protect the Company’s legitimate business interests. Should Employee breach any provisions of this Section 3, the Company shall be entitled to injunctive relief in addition to any other relief available in equity or at law. Should any provision of this Section 3 be determined to be unreasonable as to duration, geographic scope or otherwise by a court of competent jurisdiction, the court shall have the authority to

BDS	MAK
Company	Employee

modify such provisions to the extent necessary to render them enforceable.

Notwithstanding anything herein to contrary, in the event the Company ceases severance payments pursuant to Section 1(f) above, the restrictions under Section 3(c) above shall cease at the corresponding time.

4. Employee hereby, on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, fully and forever releases and discharges Company and its parent and it parent’s parent, and its and their subsidiaries, affiliates, divisions, successors, and assigns, together with its and their past and present directors, officers, agents, attorneys, insurers, employees, stockholders, and representatives (“Company’s Related Parties”), from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders or liabilities of whatsoever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which Employee now owns or holds or has at any time heretofore owned or held against said Company or Company’s Related Parties through the date of Employee’ signature on this Agreement. This general release of claims includes without limitation all claims arising out of or in any way connected with Employee’ employment relationship with Company or the termination of that employment relationship, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Company or any of Company’s Related Parties committed or omitted prior to the date of this Release, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family Medical Leave Act, and any state or local statute which deals with discrimination or any claim for severance pay, bonus, salary, overtime pay, sick leave, holiday pay, vacation pay, stock options or other stock related compensation or programs, life insurance, health or medical insurance, benefits under any pension, retirement or 401(k) plan or any other fringe benefit, or disability benefit.

The release in the previous paragraph shall not, however, release any rights to (i) those items to be paid as consideration under this Agreement, (ii) payments to which Employee is entitled under any Company insurance, retirement, profit sharing, deferred compensation, 401(k), or any other Company benefit plan as of the Termination Date – the benefits under which will be paid in accordance with the terms of such plans, it being understood and agreed that neither the consideration paid under the Agreement nor the way that consideration is calculated or paid shall create or enhance any such entitlement, (iii) payment of salary through the Termination Date, all Paid Days Off earned and accrued through the Termination Date and reimbursement of any business expenses incurred by Employee in connection with Company’s business

BDS	MAK
Company	Employee

and in accordance with Company’s policy for the reimbursement of such expenses, (iv) any existing rights of Employee to be indemnified as an officer of the Company.

5. Employee warrants and agrees that he is responsible for any federal, state, and local taxes which may be owed by his by virtue of the receipt of any portion of the consideration herein provided. Company will, however, make any appropriate withholdings on amounts to be paid hereunder, as required by law.

6. Employee acknowledges that he is hereby advised to consult with an attorney of his choice in regard to this Agreement. Company and Employee represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, or they have knowingly and willingly not sought the advice of their attorneys. Employee hereby understands and acknowledges the significance and consequences of an agreement such as this and represents that the terms of this Agreement are fully understood and voluntarily accepted by his.

7. Both Employee and Company have cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis that the party was the drafter.

8. Employee further acknowledges that he is being given a period of twenty-one days to consider this Agreement and that, should he sign, he may revoke this Agreement within seven (7) days following his signing of the Agreement by giving written notice of such revocation to Company. Such notice must be dated within such seven day time period and must be received promptly thereafter by Company. This Agreement shall not become effective or enforceable until after the seven (7) day revocation period has expired.

9. Employee agrees to perform certain actions that may be reasonably necessary in Company’s defense or prosecution of disputes, claims and/or lawsuits that involve matters or events, which occurred during Employee’ period of employment with Company, above. Such actions would include reviewing files and records, attending and participating in meetings, giving depositions, attending and testifying at trials and performing similar actions. Company agrees to provide reasonable notice, and as much notice as is practicable under the circumstances, to Employee before requesting Employee to perform any such actions. Company further agrees to cooperate with Employee in scheduling all such actions so as not to unduly burden Employee or to unduly interfere with Employee’ other activities and responsibilities. Company agrees to promptly reimburse Employee for all out-of-pocket costs (including travel, meal and lodging costs) reasonably incurred by Employee in fulfilling Employee’ responsibilities under this paragraph, upon Employee’ providing proper documentation of such costs.

BDS	MAK
Company	Employee

Also, Company agrees to pay Employee reasonable compensation for time spent by Employee fulfilling his responsibilities under this paragraph after payments under Section 1 (b) cease.

10. Employee agrees to hold all of Company’s Confidential Information in the strictest confidence and not use any Confidential Information for any purpose and not publish, disseminate, disclose or otherwise make any Confidential Information available to any third party. “Confidential Information” means all information, data, know-how, systems and procedures of a confidential nature in any form relating to Company, its parents, subsidiaries, affiliates, franchisees and/or its customers, including, without limitation, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers, franchisees and prospective customers, systems for recruitment and franchise sales, contractual arrangements, market research data, information about employees, suppliers, franchisees and other companies with which Company has a commercial relationship, plans, methods, concepts, computer programs or software in various stages of development, passwords, source code listings and object code.

11. Employee agrees to return to Company prior to or upon the Termination Date all Company property and documents that Employee may have in his possession.

12. Employee agrees not to use after the Termination Date any computer or network access code or password belonging to Company or made available to him by virtue of his employment with Company, and not to access any computer, network, or data base in the possession or control of Company.

13. Unless otherwise required by law, both parties agree to maintain the terms of this Agreement as confidential and not to disclose such terms to any party except that Employee may disclose the terms of this Agreement to his immediate family and his legal and financial advisors and may disclose the contents of Section 3, i.e. the non-disclosure and non-compete obligation, to prospective employers and recruiters and that Company may disclose the terms of this Agreement to its financial, accounting and legal advisors or otherwise as may be required by law or necessary for its legitimate business operations

14. If one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

BDS	MAK
Company	Employee

15. This Agreement constitutes the entire agreement between the parties concerning the termination of Employee’ employment, the payment of any compensation to Employee following such termination and all other subjects addressed herein. This Agreement supersedes and replaces all prior negotiations and agreements relating to the subjects addressed herein. All agreements, proposed or otherwise, whether written or oral, concerning all subject matters covered herein are incorporated into this Agreement.

16. Notwithstanding anything contained herein to the contrary, to the extent that any amounts payable to Employee under the terms of this Agreement constitute non-qualified deferred compensation (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“409A”)) and would be subject to any taxes, interest or penalties if paid or provided to Employee prior to the six month anniversary of his “separation from service” (within the meaning of 409A), then any such payments or benefits that would otherwise be so provided during such six month period shall instead be withheld and paid to Employee in a lump sum on the first business day following the six month anniversary of his separation from service, with all remaining payments to be provided as if no such delay had occurred. Each severance installment payable under Section 1(b) hereof shall be treated as a series of separate payments in accordance with 409A.

Intending to be legally bound, the parties hereto affix their signatures below.

10/26/2011	/s/ Mark A. Kerschner
Date	Mark A. Kerschner

CDI Corporation

10/28/2011	By:	/s/ Brian D. Short
Date